EXHIBIT 99.1

HORIZON KINETICS HOLDING CORPORATION REPORTS FOURTH QUARTER AND ANNUAL RESULTS

Annual and Fourth Quarter 2024 Highlights:

•
Revenues of $57.2 million for the year ended December 31, 2024, an increase of 21.0%
•
Revenues of $19.2 million for the fourth quarter of 2024, an increase of 81.8%
•
Net income attributable to Horizon Kinetics Holding Corporation of $75.8 million and $92.5 million, or $4.07 and $5.07 per common share for the three months and year ended December 31, 2024, respectively
•
Assets under management (“AUM”) grew to $9.8 billion as of December 31, 2024, an increase of 18% for the fourth quarter and 52% for the year ended December 31, 2024
•
Board of Directors declares a $0.107 per share dividend

New York, NY – March 26, 2025

Horizon Kinetics Holding Corporation (the “Company” or “HKHC”) (OTCM Pink: HKHC) reported financial results for its fourth quarter and year ended December 31, 2024.

The Company continued to grow revenues during the fourth quarter resulting from continued increases in AUM in its proprietary funds, separately managed accounts, ETFs and mutual funds. The increases in AUM across many of these platforms were largely driven by the increases in the market value of Texas Pacific Land Corporation (“TPL”), which increased 25% during the quarter and 111% for the year and Grayscale Bitcoin Trust (“GBTC”), which increased 47% during the quarter and 114% for the year.

The Company’s revenue increases were partially offset by a variety of higher operating expenses, including higher commissions on the higher revenues and general and administrative costs related to the acquisition of Scott's Liquid Gold and various professional and legal fees.

The Company benefited from incentive fees of $51.7 million earned from proprietary funds during the year ended December 31, 2024, which were predominantly recorded during the fourth quarter. The economic benefit is reflected primarily in the attribution to redeemable noncontrolling interests in the consolidated statement of operations. Similarly, the Company benefited from its interests within the consolidated investment products of approximately $101.0 million for the year ended December 31, 2024 as a result of their unrealized gains of $840.7 million for the year ended December 31, 2024.

The Company also benefited from unrealized gains of $40.3 million and $16.4 million for the year and three months ended December 31, 2024, respectively, from its investment holdings as well as unrealized gains of $7.0 million and $4.2 million for the year and three months ended December 31, 2024, respectively, from its digital asset holdings.

In connection with the August 1, 2024 merger transaction, the Company converted from an LLC to a C-Corp for federal and state income tax purposes. As a result, the Company recognized a non-cash deferred income tax expense of $59.7 million related to the tax basis differences for certain assets, principally unrealized gains in various investments, digital assets and indefinite lived intangible assets.

On March 6, 2025, the Company issued a press release announcing that, on March 3, 2025, the Company's Board of Directors declared a cash dividend of $0.107 per share, payable on March 28, 2025, to shareholders of record as of the close of business on March 17, 2025.

Conference Call

Murray Stahl, Chairman and Chief Executive Officer, and Mark Herndon, Chief Financial Officer, will host a conference call on Wednesday, April 2, 2025, at 4:15 p.m. EDT. You may register for the conference call by clicking on the following link: https://attendee.gotowebinar.com/register/7489969312130245721

HORIZON KINETICS HOLDING CORPORATION

Consolidated Statements of Operations

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
		As Restated		As Restated
Revenue:
Management and advisory fees	$18,209	$10,532	$55,486	$46,845
Other income and fees	995	33	1,695	418
Total revenue	19,204	10,565	57,181	47,263

Operating expenses:
Compensation, related employee benefits, and cost of goods sold	18,280	6,028	38,579	26,851
Sales, distribution and marketing	11,504	2,387	19,510	10,209
Depreciation and amortization	505	460	1,919	1,828
General and administrative expenses	2,950	2,818	10,383	8,493
Expenses of consolidated investment products	668	464	2,319	1,664
Total operating expenses	33,907	12,157	72,710	49,045

Operating income (loss)	(14,703)	(1,592)	(15,529)	(1,782)

Other income (expense):
Equity earnings (losses), net	2,354	(816)	6,037	(2,448)
Interest and dividends	453	357	1,714	826
Other income (expense)	(127)	(695)	(2,985)	(669)
Investment and other income (losses) of consolidated investment products, net	398,266	110,324	840,735	92,962
Interest and dividend income of consolidated investment products	2,883	3,849	20,377	14,206
Unrealized gain on digital assets, net	4,192	-	6,984	-
Realized gain on investments, net	90	(21)	432	1,388
Unrealized gain (loss) on investments net	16,386	(4,638)	41,329	(15,376)
Total other income (expense), net	424,497	108,360	914,623	90,889

Income before provision for income taxes	409,794	106,768	899,094	89,107

Income tax (expense) benefit	(33,548)	829	(104,283)	122

Net income	376,246	106,183	794,811	89,229
Less: net income attributable to redeemable noncontrolling interests	(300,486)	(103,754)	(702,339)	(93,721)

Net income (loss) attributable to Horizon Kinetics Holding Corporation	$75,760	$2,429	$92,472	$(4,492)

Basic and diluted net income (loss) per common shares:
Net income (loss)	$4.07	$0.14	$5.07	$(0.25)

Weighted average shares outstanding:
Basic and diluted	18,634	17,984	18,256	17,984

HORIZON KINETICS HOLDING CORPORATION

Consolidated Statements of Financial Condition

(in thousands)

	December 31,	December 31,
	2024	2023
		As Restated
Assets
Cash and cash equivalents	$14,446	$10,477
Fees receivable	8,670	3,304
Investments, at fair value	91,435	37,620
Assets of consolidated investment products
Cash and cash equivalents	44,306	59,117
Investments, at fair value	1,746,850	903,435
Other assets	19,247	19,903
Other investments	13,443	6,990
Operating lease right-of-use assets	5,105	5,651
Property and equipment, net	99	200
Prepaid expenses and other assets	2,352	1,882
Due from affiliates	27	2,660
Digital assets	13,240	1,829
Intangible assets, net	44,531	43,876
Goodwill	24,425	19,273
Total assets	$2,028,176	$1,116,217

Liabilities, Noncontrolling Interests, and Shareholders’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$22,011	$3,839
Accrued third party distribution expenses	6,522	1,022
Deferred revenue	222	70
Liabilities of consolidated investment products
Accounts payable and accrued expenses	1,486	5,840
Other liabilities	2,793	160
Deferred tax liability, net	95,683	617
Due to affiliates	11,597	9,966
Operating lease liability	7,379	7,281
Total liabilities	147,693	28,795

Commitments and contingencies

Redeemable noncontrolling interests	1,540,312	878,334

Shareholders' equity
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 18,635 shares (2024) and 17,984 shares (2023), net of treasury stock; 1 and 0 shares at December 31, 2024 and December 31, 2023, respectively	1,864	1,798
Additional paid-in capital	39,243	-
Retained earnings	299,064	207,290
Total shareholders’ equity	340,171	209,088
Total liabilities, noncontrolling interests, and shareholders’ equity	$2,028,176	$1,116,217

Additional Information about our performance

As previously announced, the Company consolidates certain proprietary funds in order for the consolidated financial statements to conform with generally accepted accounting principles. As a result, the assets and liabilities of the applicable consolidated funds is presented on the Company’s consolidated statements of financial condition. Additionally, an amount that represents the Company’s clients’ interests in these consolidated proprietary funds will be presented as redeemable noncontrolling interests on the Company’s consolidated statements of financial condition. The investment income (losses), other income (losses) and the expenses of the consolidated investment products will be presented within the Company’s consolidated statements of operations. Additionally, an amount that represents the net income attributable to redeemable noncontrolling interests as well as the net income (loss) attributable to Horizon Kinetics Holding Corporation will be presented on the Company’s consolidated statement of operations.

Consolidated Investment Products (“CIPs”) consist of certain private proprietary investment funds which are sponsored by the Company. The Company has no right to the CIPs’ assets, other than its direct equity investments in them and investment management and other fees earned from them. The liabilities of the CIPs have no recourse to the Company’s assets beyond the level of its direct investment, therefore the Company bears no other risks associated with the CIPs’ liabilities.

As indicated in the additional information presented in the tables below there are several notable presentational differences as a result of the consolidation of the CIPs:

•
Management and advisory fees, including incentive fees, from CIPs are eliminated from consolidated revenues. Accordingly, our presentation without the CIPs reflects an increased revenue growth to $113.2 million, a 122% increase from 2023, which is largely attributable to the incentive fees of $51.7 million from our proprietary funds.

•
The equity in earnings of proprietary funds which results primarily from CIPs are eliminated from the consolidated presentation as that activity is included within the investment results of the CIPs. Accordingly, our presentation without the CIPs reflects an increased level of equity earnings that presents an increase in the value of our holdings within the CIPs. During 2024, this increased equity earnings is the result of unrealized gains due to fair value increases across several proprietary funds generally due to increases in TPL and GBTC.

•
Stockholders’ equity and net income attributable to Horizon Kinetics Holding Corporation are not impacted by the consolidation process.

•
The Statement of Financial Condition without the consolidation of proprietary funds presents lower total assets as a result of excluding the total assets held by the CIPs as well as the associated redeemable noncontrolling interests, which represents our clients’ interests in these funds. A portion of the total assets held by proprietary funds continues to relate to economic interests held by Horizon Kinetics Holding Corporation, which is reflected in Other Investments in the presentation below, which increased $124.9 million, or 120%, during 2024 primarily as a result of the performance of the CIPs.

HORIZON KINETICS HOLDING CORPORATION

Statements of Operations (Unaudited)

(in thousands)

	(without consolidation of proprietary funds)
	Year Ended December 31,
	2024	2023
Revenue:
Management and advisory fees	$111,481	$50,563
Other income and fees	1,695	418
Total revenue	113,176	50,981

Operating expenses:
Compensation, related employee benefits, and cost of goods sold	38,579	26,851
Sales, distribution and marketing	19,510	10,209
Depreciation and amortization	1,919	1,828
General and administrative expenses	10,490	8,581
Expenses of consolidated investment products	-	-
Total operating expenses	70,498	47,469

Operating income	42,678	3,512

Other income (expense):
Equity in earnings of proprietary funds, net	106,603	5,705
Interest and dividends	1,714	826
Other income (expense)	(2,985)	(669)
Investment and other income (losses) of consolidated investment products, net	-	-
Interest and dividend income of consolidated investment products	-	-
Unrealized (loss) gain on digital assets, net	6,984	-
Realized gain on investments, net	432	1,388
Unrealized gain (loss) on investments net	41,329	(15,376)
Total other income (expense), net	154,077	(8,126)

Income (loss) before provision for income taxes	196,755	(4,614)

Income tax (expense) benefit	(104,283)	122

Net income (loss)	92,472	(4,492)
Less: net income attributable to redeemable noncontrolling interests	-	-

Net income (loss) Attributable to Horizon Kinetics Holding Corporation	$92,472	$(4,492)

Basic and diluted net income (loss) per common shares:
Net income (loss)	$5.07	$(0.25)

Weighted average shares outstanding:
Basic and diluted	18,256	17,984

	Year Ended December 31, 2024
	Consolidated Company Entities	Consolidated Investment Products	Eliminations	Consolidated
Revenue:
Management and advisory fees	$111,481	$-	$(55,995)	$55,486
Other income and fees	1,695	-		1,695
Total revenue	113,176	-	(55,995)	57,181

Operating expenses:
Compensation, related employee benefits, and cost of goods sold	38,579	-	-	38,579
Sales, distribution and marketing	19,510	-	-	19,510
Depreciation and amortization	1,919	-	-	1,919
General and administrative expenses	10,490	-	(107)	10,383
Expenses of consolidated investment products	-	10,215	(7,896)	2,319
Total operating expenses	70,498	10,215	(8,003)	72,710

Operating income	42,678	(10,215)	(47,992)	(15,529)

Other income (expense):
Equity in earnings of proprietary funds, net	106,603	-	(100,566)	6,037
Interest and dividends	1,714	-	-	1,714
Other income (expense)	(2,985)	-	-	(2,985)
Investment and other income (losses) of consolidated investment products, net	-	840,735	-	840,735
Interest and dividend income of consolidated investment products	-	20,377	-	20,377
Unrealized (loss) gain on digital assets, net	6,984	-	-	6,984
Realized gain on investments, net	432	-	-	432
Unrealized gain (loss) on investments net	41,329	-	-	41,329
Total other income (expense), net	154,077	861,112	(100,566)	914,623

Income (loss) before provision for income taxes	196,755	850,897	(148,558)	899,094

Income tax (expense) benefit	(104,283)	-	-	(104,283)

Net income (loss)	$92,472	$850,897	$(148,558)	$794,811
Less: net income attributable to redeemable noncontrolling interests	-	(762,695)	60,356	(702,339)

Net income (loss) attributable to Horizon Kinetics Holding Corporation	$92,472	$88,202	$(88,202)	$92,472

HORIZON KINETICS HOLDING CORPORATION

Statements of Financial Condition (Unaudited)

(in thousands)

	(without consolidation of proprietary funds)
	December 31,
	2024	2023
Assets
Cash and cash equivalents	$14,446	$10,477
Fees receivable	59,047	4,453
Investments, at fair value	91,447	37,620
Assets of consolidated investment products
Cash and cash equivalents	-	-
Investments, at fair value	-	-
Other assets	-	-
Other Investments	228,871	103,962
Operating lease right-of-use assets	5,105	5,651
Property and equipment, net	99	200
Prepaid expenses and other assets	2,350	1,882
Due from affiliates	34	2,660
Digital assets	13,240	1,829
Intangible assets, net	44,531	43,876
Goodwill	24,425	19,273
Total Assets	$483,595	$231,883

Liabilities, Noncontrolling Interests, and Shareholders’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$22,011	$3,839
Accrued third party distribution expenses	6,522	1,022
Deferred revenue	222	70
Liabilities of consolidated investment products
Accounts payable and accrued expenses	-	-
Other liabilities	-	-
Deferred tax liability, net	95,684	617
Due to affiliates	11,597	9,966
Operating lease liability	7,379	7,281
Total Liabilities	143,415	22,795
Commitments and contingencies

Redeemable Noncontrolling Interests	-	-

Shareholders' Equity
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 18,635 shares (2024) and 17,984 shares (2023), net of treasury stock; 1 and 0 shares at December 31, 2024 and December 31, 2023, respectively	1,864	1,798
Additional paid-in capital	39,223	-
Retained earnings	299,093	207,290
Total Shareholders’ Equity	340,180	209,088
Total Liabilities, Noncontrolling Interests, and Shareholders’ Equity	$483,595	$231,883

	December 31, 2024
	Consolidated Company Entities	Consolidated Investment Products	Eliminations	Consolidated
Assets
Cash and cash equivalents	$14,446	$-	$-	$14,446
Fees receivable	59,047	-	(50,377)	8,670
Investments, at fair value	91,435	-	-	91,435
Assets of consolidated investment products	-	-	-	-
Cash and cash equivalents	-	44,306	-	44,306
Investments, at fair value	-	1,746,850	-	1,746,850
Other assets	-	19,247	-	19,247
Other investments	228,870	-	(215,427)	13,443
Digital assets	13,240	-	-	13,240
Intangible assets, net	44,531	-	-	44,531
Goodwill	24,425	-	-	24,425
Other assets	7,591	-	(8)	7,583
Total assets	$483,585	$1,810,403	$(265,812)	$2,028,176

Liabilities, Noncontrolling Interests, and Shareholders’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$22,011	$-	$-	$22,011
Accrued third party distribution expenses	6,522	-	-	6,522
Deferred revenue	222	-	-	222
Liabilities of consolidated investment products	-	-	-	-
Accounts payable and accrued expenses	-	1,494	(8)	1,486
Due to affiliates	-	50,375	(50,375)	-
Other liabilities	-	2,793	-	2,793
Deferred tax liability, net	95,683	-	-	95,683
Due to affiliates	11,597	-	-	11,597
Operating lease liability	7,379	-	-	7,379
Total liabilities	143,414	54,662	(50,383)	147,693
Commitments and contingencies

Redeemable noncontrolling interests	-	1,574,414	(34,102)	1,540,312

Equity interests	340,171	181,327	(181,327)	340,171
Total liabilities, noncontrolling interests, and shareholders’ equity	$483,585	$1,810,403	$(265,812)	$2,028,176

Non-GAAP Measures

In discussing financial results, the Company presented tables without the consolidation of certain proprietary funds which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our financial condition and results of operations. We also believe presenting this measure allows investors to view our financial condition and results of operations using the same measure that we use in evaluating our performance and trends.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Horizon Kinetics Holding Corporation

Horizon Kinetics Holding Corporation (OTCM Pink: HKHC) primarily offers investment advisory services through its subsidiary Horizon Kinetics Asset Management LLC (“HKAM”), a registered investment adviser. HKAM provides independent proprietary research and investment advisory services for mainly long-only and alternative value-based investing strategies. The firm also obtained a portfolio of consumer products, which are marketed and distributed in the retail marketplace, as a result of its August 2024 merger with Scott’s Liquid Gold-Inc. The firm’s offices are located in New York City, White Plains, New York, and Summit, New Jersey. For more information, please visit http://www.hkholdingco.com.

Investor Relations Contact:

ir@hkholdingco.com